Exhibit 2.1





                      PLAN AND AGREEMENT OF REORGANIZATION

                                     BETWEEN

                        USA INTERNATIONAL CHEMICAL, INC.

                                       AND

                           ASPAC COMMUNICATIONS, INC.

                                       AND

                 THE STOCKHOLDERS OF ASPAC COMMUNICATIONS, INC.


                              DATED MARCH 30, 2000


                                TABLE OF CONTENTS


AGREEMENT..................................................................................3
---------

SECTION 1          TRANSFER OF ASPAC  COMMON STOCK.........................................3
---------         --------------------------------

SECTION 2          ISSUANCE OF USA STOCK TO ASPAC STOCKHOLDERS.............................3
---------         --------------------------------------------
   2.1    ISSUANCE AND DELIVERY OF EXCHANGE STOCK..........................................3
   ---    ---------------------------------------
   2.2    NO LIEN OR ENCUMBRANCES ON EXCHANGE STOCK........................................4
   ---    -----------------------------------------
   2.3    FRACTIONAL SHARES................................................................4
   ----   -----------------
   2.4    NO REGISTRATION OF THE EXCHANGE STOCK............................................4
   ---    -------------------------------------

SECTION 3         CLOSING..................................................................5
---------         -------
   3.1    CLOSING OF TRANSACTION...........................................................5
   ---    ----------------------
   3.2    DELIVERIES AT SIGNING OF AGREEMENT...............................................5
   ---    ----------------------------------
   3.3    DELIVERIES AT CLOSING BY ASPAC...................................................5
   ---    ------------------------------
   3.4    DELIVERIES AT CLOSING BY USA.....................................................5
   ---    ----------------------------
   3.5    DELIVERIES AT CLOSING BY ASPAC STOCKHOLDERS......................................6
   ---    -------------------------------------------
   3.6    FILINGS; COOPERATION.............................................................6
   ---    --------------------

SECTION 4        REPRESENTATIONS AND WARRANTIES BY ASPAC AND ASPAC STOCKHOLDERS
---------        --------------------------------------------------------------
                  ........................................................................ 6
   4.1    ORGANIZATION AND GOOD STANDING OF ASPAC..........................................6
   ---    ---------------------------------------
   4.2    CAPITALIZATION...................................................................6
   ---    --------------
   4.3    SUBSIDIARIES.....................................................................7
   ---    ------------
   4.4    JOINT VENTURE....................................................................7
   ---    -------------
   4.5    FINANCIAL STATEMENTS.............................................................7
   ---    ---------------------
   4.6    ABSENCE OF UNDISCLOSED LIABILITIES...............................................7
   ---    ----------------------------------
   4.7    LITIGATION.......................................................................7
   ---    ----------
   4.8    COMPLIANCE WITH LAWS 4.7 COMPLIANCE WITH LAWS....................................7
   ---    ---------------------------------------------
   4.9    ABSENCE OF CERTAIN CHANGES.......................................................8
   ---    --------------------------
   4.10   ASSETS...........................................................................9
   ----   ------
   4.11   TAX MATTERS......................................................................9
   ----   -----------
   4.12   CONTRACTS........................................................................9
   ----   ---------
   4.13   OPERATING AUTHORITIES............................................................9
   ----   ---------------------
   4.14   BOOKS AND RECORDS................................................................9
   ----   -----------------
   4.15   AUTHORITY TO EXECUTE AGREEMENT..................................................10
   ----   ------------------------------
   4.16   NON-ACCREDITED INVESTORS........................................................10
   ----   ------------------------
   4.17   FINDER'S, BROKER 'S FEES........................................................10
   ----   ------------------------
   4.18   DISCLOSURE......................................................................10
   ----   ----------
   4.19   ACCOUNTANTS.....................................................................10
   ----   -----------

SECTION 5         REPRESENTATIONS AND WARRANTIES BY USA...................................10
---------         -------------------------------------
   5.1    ORGANIZATION AND GOOD STANDING..................................................10
   ---    ------------------------------
   5.2    CAPITALIZATION..................................................................11
   ---    --------------
   5.3    AUTHORITY TO EXECUTE AGREEMENT..................................................11
   ---    ------------------------------
   5.4    SUBSIDIARIES....................................................................11
   ---    ------------
   5.5    FINANCIAL STATEMENTS............................................................11
   ---    --------------------
   5.6    ABSENCE OF CERTAIN CHANGES......................................................11
   ---    --------------------------
   5.7    ABSENCE OF UNDISCLOSED LIABILITIES..............................................12
   ---    -----------------------------------
   5.8    LITIGATION......................................................................12
   ---    ----------
   5.9    CONTRACTS.......................................................................12
   ---    ---------
   5.10   TAX MATTERS.....................................................................12
   ----   -----------
   5.11   INVESTMENT INTENT...............................................................12
   ----   -----------------
   5.12   FINDER'S FEES...................................................................12
   ----   -------------
   5.13   DISCLOSURE......................................................................12
   ----   ----------


SECTION 6         ACCESS AND INFORMATION SECTION..........................................13
---------         ------------------------------
   6.1    AS TO ASPAC AND THE ASPAC STOCKHOLDERS..........................................13
   ----   --------------------------------------
   6.2    AS TO USA.......................................................................13
   ---    ---------

SECTION 7         CONDUCT OF PARTIES PENDING CLOSING......................................13
---------         ----------------------------------
   7.1    CONDUCT OF ASPAC BUSINESS PENDING CLOSING.......................................13
   ---    -----------------------------------------
   7.2    CONDUCT OF USA PENDING CLOSING..................................................14
   ---    ------------------------------

SECTION 8         CONDITIONS PRECEDENT TO CLOSING.........................................14
---------         -------------------------------
   8.1    CONDITIONS PRECEDENT TO USA'S OBLIGATIONS.......................................14
   ---    -----------------------------------------
   8.2    CONDITIONS PRECEDENT TO ASPAC'S AND THE ASPAC SHAREHOLDERS' OBLIGATIONS.........16
   ---    -----------------------------------------------------------------------

SECTION 9         ADDITIONAL COVENANTS OF THE PARTIES.....................................17
---------         -----------------------------------
   9.1    COOPERATION.....................................................................17
   ---    -----------
   9.2    EXPENSES........................................................................17
   ---    --------
   9.3    JOINT VENTURE...................................................................17
   ---    -------------
   9.4    POST-CLOSING COVENANTS..........................................................17
   ---    ----------------------

SECTION 10        REMEDIES................................................................19
----------        --------
   10.1   MUTUAL TERMINATION..............................................................19
   ----   ------------------
   10.2   DEFAULTS PERMITTING TERMINATION.................................................19
   ----   -------------------------------
   10.3   POST-CLOSING COVENANTS BENEFIT THIRD PARTIES....................................19
   ----   --------------------------------------------
   10.4   ARBITRATION.....................................................................19
   ----   -----------

SECTION 11        SURVIVAL OF REPRESENTATIONS,............................................19
----------        ----------------------------
   11.1   AS TO ASPAC AND THE ASPAC STOCKHOLDERS..........................................19
   ----   --------------------------------------
   11.2   AS TO USA.......................................................................19
   ----   ---------

SECTION 12        MISCELLANEOUS...........................................................20
----------        -------------
   12.1   ENTIRE AGREEMENT; AMENDMENTS....................................................20
   ----   ----------------------------
   12.2   BINDING AGREEMENT...............................................................20
   ----   -----------------
   12.3   ATTORNEY'S FEES.................................................................20
   ----   ---------------
   12.4   SEVERABILITY....................................................................20
   ----   ------------
   12.5   GOVERNING LAW...................................................................20
   ----   -------------
   12.6   NOTICES.........................................................................20
   ----   -------
   12.7   COUNTERPARTS....................................................................21
   ----   ------------

EXHIBIT LIST
-------------

SCHEDULE LIST
-------------


                      PLAN AND AGREEMENT OF REORGANIZATION

         This PLAN AND AGREEMENT OF REORGANIZATION ("Agreement") is entered into on this 30th day of March, 2000, by and between USA INTERNATIONAL CHEMICAL, INC., a Delaware corporation ("USA"), ASPAC COMMUNICATIONS, INC. a Delaware corporation ("ASPAC"), and Stockholders of ASPAC listed on the signature pages hereto, being the only Stockholders of ASPAC (the "ASPAC Stockholders") as of the date this Agreement is executed.


                             PLAN OF REORGANIZATION

         The transaction contemplated by this Agreement is intended to be a "tax free" exchange as contemplated by the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, pursuant to which the ASPAC Stockholders will exchange all of the currently outstanding shares of ASPAC common stock, $0.0001 par value per share (the "ASPAC Common Stock") for approximately 25,075,000 shares of newly issued USA common stock, $0.00001 par value per share (the "USA Common Stock").


                                    AGREEMENT

                                    SECTION 1

                         TRANSFER OF ASPAC COMMON STOCK
                         ------------------------------

         The ASPAC Stockholders, as of the date of closing as such term is defined in Section 3 hereof (the "Closing" or the "Closing Date"), shall transfer, assign, convey and deliver to USA at the Closing, certificate(s) representing up to 100% of the outstanding ASPAC Common Stock. The transfer of the ASPAC Common Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the ASPAC Stockholders and USA shall have otherwise agreed in writing.

                                    SECTION 2

                   ISSUANCE OF USA STOCK TO ASPAC STOCKHOLDERS
                   -------------------------------------------

         2.1 ISSUANCE AND DELIVERY OF EXCHANGE SHARES. Subject to the terms and conditions contained in this Agreement, at the Closing, USA shall acquire from the ASPAC Stockholders, and each ASPAC Shareholder, shall transfer, assign, convey and deliver to USA, that number of shares of ASPAC Common Stock set forth below such ASPAC Shareholder's signature on the signature pages of this Agreement. Subject to the provisions below regarding fractional shares, as consideration for the transfer, assignment, conveyance and delivery of the ASPAC Common Stock hereunder, at the Closing, USA shall issue to the ASPAC Stockholders, one share of USA Common Stock, for each one share of ASPAC Common Stock held by the ASPAC Stockholders immediately prior to the Closing, representing up to 25,075,000 shares of USA Common Stock which shall represent approximately 94% of the outstanding Common Stock of USA immediately following the Closing of this Agreement (hereafter referred to as the "Exchange Shares" and the "Exchange Transaction") on a fully diluted basis. The parties intend that the 25,075,000 shares being issued by USA will be used to acquire all ASPAC Common Stock currently outstanding. To the extent that at the Closing USA acquires less than all ASPAC Common Stock currently outstanding, USA may pro-rate the number of shares of USA Common Stock to be issued to the ASPAC Stockholders by that percentage of ASPAC Common Stock currently outstanding that USA does receive. If at the Closing USA does not acquire at least 90% of all ASPAC Common Stock currently outstanding pursuant to this Agreement, USA may terminate this Agreement and thereupon shall have no obligations hereunder.

         2.2 NO LIEN OR ENCUMBRANCES ON EXCHANGE SHARES. The issuance of the Exchange Shares shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed.

         2.3 FRACTIONAL SHARES. Notwithstanding any other term or provision of this Agreement, no fractional share of USA Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, or option to purchase a fractional share of USA Common Stock, will be issued and neither shall any ASPAC Stockholder have any right to receive cash in lieu thereof. Each ASPAC Shareholder's pro rata share of USA Common Stock shall be rounded down to the nearest whole number of shares and the number of shares.

         2.4 NO REGISTRATION OF THE EXCHANGE SHARES. None of the Exchange Shares issued to the ASPAC Stockholders shall, at the time of Closing, be registered under federal or state securities laws but, rather, shall be issued pursuant to an exemption therefrom and shall be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The USA Common Stock so issued shall bear a legend worded substantially as follows:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT THEN IN EFFECT UNDER THE SECURITIES ACT, (2) IN COMPLIANCE WITH RULE 144, OR (3) PURSUANT TO AN OPINION OF COUNSEL TO THE ISSUER HEREOF, SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER TO SELL, PLEDGE, HYPOTHECATION, TRANSFER OR ASSIGNMENT."

USA's transfer agent shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that USA register the Exchange Shares under the Securities Act but USA may agree to register such shares later under such terms and conditions as the board of directors of USA, exercising reasonable business judgment and considering the best interests of USA and all of its Stockholders, may determine.

                                    SECTION 3

                                     CLOSING
                                     -------

         3.1 CLOSING OF TRANSACTION. The Closing of the Exchange Transaction (the "Closing" or "Closing Date") shall take place on or before April 30, 2000, at such time as shall be mutually agreed upon by the parties. The Closing shall take place at the offices of Kirkpatrick & Lockhart LLP, 9100 Wilshire Boulevard, Eight East, Beverly Hills, CA.

         3.2 DELIVERIES AT SIGNING OF AGREEMENT. Prior to executing this Agreement, USA and ASPAC shall provide the other with their respective Board Minutes or consents approving the terms of this Agreement and the transaction contemplated herein.

         3.3 DELIVERIES AT CLOSING BY ASPAC. ASPAC shall deliver or cause to be delivered to USA at the Closing:

                  3.3.1 a copy of a consent of ASPAC's Board of Directors authorizing ASPAC to take the necessary steps toward Closing the transaction described by this Agreement; and

                  3.3.2 a copy of a Certificate of Good Standing for ASPAC issued not more than 10 days prior to Closing by the Delaware Secretary of State.

         3.4 DELIVERIES AT CLOSING BY USA.

                  3.4.1 USA shall deliver to the ASPAC Stockholders, at Closing:

                           3.4.1.1 certificates representing the Exchange Stock,
                  in the names of the ASPAC Stockholders, with the aggregate amount being as described in Section 2.1.

                           3.4.1.2 a lockup agreement from each of the Principal
                  Stockholders of USA (for purposes of this Agreement, a "Principal Stockholder of USA" is defined as any stockholder holding more than 10% of the Company's common stock) in the form attached hereto as Exhibit A.

                  3.4.2 USA shall deliver to the new USA Board, appointed pursuant to Section 8.2.7 below, at Closing:

                           3.4.2.1  all of USA's corporate records; and

                           3.4.2.2 executed bank forms for USA's bank accounts
                  reflecting a change in management and signatories to said bank accounts.

                           3.4.3 USA shall deliver or cause to be delivered to
                  ASPAC at the Closing:

                           3.4.3.1 a copy of the consent of USA's Board of
                  Directors authorizing USA to take the necessary steps toward Closing the transaction described by this Agreement; and

                           3.4.3.2 a copy of a Certificate of Good Standing for
                  USA issued not more than 10 days prior to the Closing by the Delaware Secretary of State.

         3.5 DELIVERIES AT CLOSING BY ASPAC STOCKHOLDERS. ASPAC Stockholders shall deliver to USA at the Closing certificates representing all shares of the ASPAC Common Stock as described in Section 1, endorsed in blank by the registered owner.

         3.6 FILINGS; COOPERATION ASPAC and USA shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.


                                    SECTION 4

                        REPRESENTATIONS AND WARRANTIES BY
                        ---------------------------------
                          ASPAC AND ASPAC STOCKHOLDERS
                          ----------------------------

         Subject to the schedules, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to USA), ASPAC and the ASPAC Stockholders represent and warrant to USA as follows:

         4.1 ORGANIZATION AND GOOD STANDING OF ASPAC. The Certificate of Incorporation of ASPAC and all amendments thereto as presently in effect, certified by the Delaware Secretary of State, and the Bylaws of ASPAC as presently in effect, certified by the President and Secretary of ASPAC, have been delivered to USA and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

         4.2 CAPITALIZATION. ASPAC's authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share (defined above as "ASPAC Common Stock"), of which 25,075,000 shares of ASPAC Common Stock shall be issued and currently outstanding at the date of this Agreement. All of such outstanding shares are validly issued, fully paid and nonassessable. Except for options (the "ASPAC Options") to purchase an aggregate 2,020,000 ASPAC Shares, ASPAC has no other securities, or rights, or options, or warrants to purchase or acquire securities outstanding. ASPAC has no currently outstanding promissory notes, other securities or debt instruments except as set forth in SCHEDULE 4.2. No other equity securities or debt instruments of ASPAC are authorized, issued or outstanding. ASPAC currently has approximately 63 Stockholders. All securities issued by ASPAC as of the date of this Agreement have been issued in compliance with all applicable state and federal laws.

         4.3 SUBSIDIARIES. Except as disclosed in SCHEDULE 4.3 and except for ASPAC's interest in the joint venture referenced in Section 4.4 below, ASPAC has no subsidiaries and no other material investments, directly or indirectly, or other material financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

         4.4 JOINT VENTURE. On December 31, 1999, ASPAC signed a joint venture contract with the China Education and Research Network Center and the Beijing Sino-Tech Science and Technology Development Center to establish a joint venture in the Peoples' Republic of China ("PRC") to be known as Yee Yoo.net (the "JV") to provide broadband Internet services and related value-added services in the PRC as an Internet Service Provider. However, there are substantial political and economical risks involved in doing business in the PRC, and ASPAC makes no representations or guarantees as to the success or the outcome of the JV.

         4.5 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 4.5 are ASPAC's audited financial statements for the fiscal year ended September 30, 1999 prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (collectively referred to as the "Financial Statements"). Other than changes in the usual and ordinary conduct of the business and the Private Placement Offering, since December 31, 1999, there have been no material adverse changes in such financial statements.

         4.6 ABSENCE OF UNDISCLOSED LIABILITIES. ASPAC has no liabilities which are not adequately reflected or reserved against in the ASPAC Financial Statements or otherwise reflected in this Agreement, and ASPAC shall not have as of the Closing Date, any liabilities, secured or unsecured and whether accrued, absolute, contingent, direct, indirect or otherwise, which were incurred after December 31, 1999 other than those incurred in the ordinary course of business and which, either individually or in the aggregate, are not material to the results of operations or financial condition of ASPAC as of the Closing Date.

         4.7 LITIGATION. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against ASPAC or its properties. Except as disclosed in
SCHEDULE 4.7, there are no actions, suits or proceedings pending, or, to the knowledge of ASPAC or the ASPAC Stockholders, threatened against or affecting ASPAC, any of its officers or directors relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of ASPAC which might result in any material adverse change in the operations or financial condition of ASPAC, or which might prevent or materially impede the consummation of the transactions under this Agreement.

         4.8 COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 4.8, the operations and affairs of ASPAC do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial condition or operations of ASPAC.

         4.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 4.9 or otherwise disclosed in writing to USA, since December 31, 1999:

                  4.9.1 other than in the normal course of business, ASPAC has not entered into any material transaction;

                  4.9.2 other than the dilutive effect of the Private Placement Offering, there has been no material adverse change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of ASPAC as shown on the ASPAC Financial Statements, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities;

                  4.9.3 there has been no material damage to, destruction of or loss of any of the properties or assets of ASPAC (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, property, prospects, assets or liabilities of ASPAC;

                  4.9.4 ASPAC has not declared or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its stock, or issued any shares of its capital stock;

                  4.9.5 there has been no material change, except in the ordinary course of business, in the contingent obligations of ASPAC by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  4.9.6 there have been no loans made by ASPAC to its employees, officers or directors;

                  4.9.7 there has been no waiver or compromise by ASPAC of a valuable right or of a material debt owed to it;

                  4.9.8 other than in the normal course of business, there has been no extraordinary increase in the compensation of any ASPAC employees;

                  4.9.9 other than in the normal course of business, there has been no agreement or commitment by ASPAC to do or perform any of the acts described in this Section 4.9; and

                  4.9.10 other than the dilutive effect of the Private Placement Offering, there has been no other event or condition of any character which might reasonably be expected either to result in a material adverse change in the condition (financial or otherwise) business, property, prospects, assets or liabilities of ASPAC or to impair materially the ability of ASPAC to conduct the business now being conducted.

         4.10 ASSETS. All of the assets reflected on the ASPAC Financial Statements or acquired and held as of the Closing Date, other than any capital leases, are, and on the Closing Date will be, owned by ASPAC. Except as set forth in SCHEDULE 4.10, ASPAC owns outright and has good and marketable title, or holds valid and enforceable leases, to all of such assets, and no liens exist, except for liens placed upon the property at the time of purchase or lease or through one or more financing transactions. None of ASPAC's equipment has any material defects and in all material respects is in good operating condition and repair, is adequate for the uses to which they are being put and is not in need of maintenance or repairs, except for ordinary, routine maintenance and repair. All inventory held by ASPAC is fit and available for use or resale. Except to the extent disclosed in SCHEDULE 4.10 to this Agreement or reserved against on its balance sheet as of December 31, 1999, neither ASPAC nor any of the ASPAC Stockholders have any reason to believe that any of the accounts and contracts receivable existing would be uncollectible in whole or material part.

         4.11 TAX MATTERS. Except as set forth on SCHEDULE 4.11 all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of ASPAC have been timely filed. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of ASPAC. Except as set forth in SCHEDULE 4.11 since December 31, 1999, ASPAC has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business and with respect to such tax or assessment. ASPAC is not delinquent and no deficiencies for any amount of such tax have been proposed or assessed.

         4.12 CONTRACTS. Set forth on SCHEDULE 4.12 hereto is a true and complete list of all material contracts, agreements or commitments to which ASPAC is a party or is bound. All such material contracts, agreements and commitments are valid and binding on ASPAC in accordance with their respective terms.

         4.13 OPERATING AUTHORITIES. Except as set forth on SCHEDULE 4.14, ASPAC has all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted. Such Permits are set forth on SCHEDULE 4.14. Except as set forth on SCHEDULE 4.14 or otherwise disclosed in this Agreement during the last 2 years, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit.

         4.14 BOOKS AND RECORDS. The books and records of ASPAC are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving ASPAC which properly should have been set forth therein and which have not been accurately so set forth.

         4.15 AUTHORITY TO EXECUTE AGREEMENT. The Board of Directors of ASPAC, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by ASPAC of this Agreement, and has duly agreed to each of the transactions hereby contemplated. ASPAC has the power and authority to execute and deliver this Agreement, to approve the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. ASPAC has taken all actions required by law, its Certificate of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon ASPAC and the ASPAC Stockholders in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Certificate of Incorporation, as amended, or the Bylaws, as amended, of ASPAC or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to ASPAC or any of the ASPAC Stockholders.

         4.16 NON-ACCREDITED INVESTORS. There are no more than 35 non-accredited ASPAC Stockholders who are U.S. Persons within the meaning of Regulation S under the Securities Act of 1933.

         4.17 FINDER'S, BROKER 'S FEES. Neither ASPAC nor the ASPAC Stockholders are liable or obligated to pay any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

         4.18 DISCLOSURE. ASPAC and the ASPAC Stockholders have disclosed all events, conditions and facts materially affecting the business and prospects of ASPAC. Neither ASPAC nor the ASPAC Stockholders have withheld knowledge of any such events, conditions or facts which ASPAC or the ASPAC Stockholders know, or have reasonable grounds to know, may materially affect ASPAC's business and prospects. No representation or warranty by ASPAC or the ASPAC Stockholders in this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to USA by ASPAC or the ASPAC Stockholders in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

         4.19 ACCOUNTANTS. ASPAC will engage Ernst & Young as its independent public accountants to audit ASPAC's financial statements for the year ending September 30, 2000.


                                    SECTION 5

                      REPRESENTATIONS AND WARRANTIES BY USA
                      -------------------------------------

         USA represents and warrants to ASPAC and the ASPAC Stockholders as follows:

         5.1 ORGANIZATION AND GOOD STANDING. USA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted.

         5.2 CAPITALIZATION. USA's authorized capital stock consists of 50,000,000 shares of $.00001 par value Common Stock (defined above as "USA Common Stock"), of which approximately 1,346,809 shares are outstanding at the date of this Agreement. To the best of USA's knowledge, there are approximately 240 stockholders, of which 158 are of record. USA is not authorized to issue any class or classes of stock other than such Common Stock. USA has reserved an aggregate of 500,000 shares of USA Common Stock for issuance upon exercise of options granted under its 1996 Stock Option Plan. Prior to the Closing, no options ("USA Options") to purchase shares of USA Common Stock will have been granted under any plan or agreement, and no commitment to issue options or securities of the Company will have been made. There will be immediately prior to the Closing 1,498,762 shares of USA Common Stock outstanding and no other warrants, options or other securities of USA outstanding or contemplated.

         5.3 AUTHORITY TO EXECUTE AGREEMENT. The Board of Directors of USA, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by USA of this Agreement, and has duly agreed to each of the transactions hereby contemplated. USA has the power and authority to execute and deliver this Agreement, to approve the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Subject to obtaining the approval of USA's stockholders to this Agreement and the transactions contemplated hereby, USA has taken all actions required by law, its Certificate of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement and this Agreement is valid and binding upon USA. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Certificate of Incorporation, as amended, or the Bylaws, as amended, of USA, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to USA.

         5.4 SUBSIDIARIES. USA has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

         5.5 FINANCIAL STATEMENTS. USA has delivered to ASPAC copies of all USA's audited financial statements for the fiscal years ended June 30, 1999, 1998 and 1997 and its unaudited financial statements for the three months ended September 30, 1999 and December 31, 1999, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles.

         5.6 ABSENCE OF CERTAIN CHANGES. USA is engaged in no active business and conducts no operations. Since December 31, 1999, there has been no material change in USA's financial condition, assets or liabilities, except capital contributions and the incurring of expenses in connection with the transaction with ASPAC, which expenses, incurred prior to the Closing, shall be paid by USA prior to the Closing and shall not be the responsibility of USA thereafter. Upon the Closing, USA shall have no debt in excess of $1,000.

         5.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected in USA's balance sheet as of December 31, 1999, USA has no other liabilities, as of such date, of any nature, whether accrued, absolute, contingent, or otherwise.

         5.8 LITIGATION. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against USA or its properties. Except as disclosed in
SCHEDULE 5.8, there are no actions, suits or proceedings pending, or, to the knowledge of USA, threatened against or affecting USA, any of its officers or directors relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of USA which might result in any material adverse change in the operations or financial condition of USA, or which might prevent or materially impede the consummation of the transactions under this Agreement.

         5.9 CONTRACTS. Except for this Agreement and the transactions contemplated hereby (including the Letter of Intent between the parties dated March 10, 2000), USA is not a party to any contract, nor is USA a party to any written or oral commitment for capital expenditures. USA has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any agreements or other documents to which it was a party.

         5.10 TAX MATTERS. Except as set forth on SCHEDULE 5.10, all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of USA have been timely filed. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of USA. Except as set forth in SCHEDULE 5.10, since December 31, 1999, USA has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business and with respect to such tax or assessment. USA is not delinquent and no deficiencies for any amount of such tax have been proposed or assessed.

         5.11 INVESTMENT INTENT USA is acquiring the ASPAC Common Stock from the ASPAC Stockholders for investment and not with a view to or for sale in connection with any distribution thereof.

         5.12 FINDER'S, BROKER'S FEES. USA is not liable or obligated to pay any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

         5.13 DISCLOSURE. USA has disclosed all events, conditions and facts materially affecting the business and prospects of USA. USA has not withheld knowledge of any such events, conditions or facts which USA knows, or has reasonable grounds to know, may materially affect USA's business and prospects. No representation or warranty by USA in this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to ASPAC or the ASPAC Stockholders by USA in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

                                    SECTION 6

                             ACCESS AND INFORMATION
                             ----------------------

         6.1 AS TO ASPAC AND THE ASPAC STOCKHOLDERS. ASPAC shall give to USA, its accountants and other representatives full access during normal business hours throughout the period prior to the Closing, to all of ASPAC's properties, books, contracts, commitments, and records, including information concerning its customer base and sales and manufacturing, and shall furnish USA during such period with all such information concerning ASPAC's affairs as USA shall reasonably request.

         6.2 AS TO USA. USA shall give to ASPAC and the ASPAC Stockholders, their accountants and other representatives, full access, during normal business hours throughout the period prior to the Closing, to all of USA's books and records concerning USA's affairs as ASPAC and the ASPAC Stockholders shall reasonably request.


                                    SECTION 7

                       CONDUCT OF PARTIES PENDING CLOSING
                       ----------------------------------

         7.1 CONDUCT OF ASPAC BUSINESS PENDING CLOSING. ASPAC and the ASPAC Stockholders, covenant that pending the Closing:

                  7.1.1 ASPAC's business will be conducted only in the ordinary course.

                  7.1.2 No change will be made in ASPAC's Certificate of Incorporation or bylaws, and no change will be made in ASPAC's issued shares of stock, other than such changes as may be first approved in writing by USA.

                  7.1.3 Neither ASPAC nor any of the Principal Stockholders of ASPAC (for purposes of this Agreement, a "Principal Stockholder of ASPAC" is defined as any stockholder holding more than 10% of the Company's common stock) will discuss or negotiate with any other corporation, firm or other person, or entertain or consider any inquiries or proposals relating to the possible disposition of its shares of capital stock, or assets of ASPAC.

                  7.1.4 Other than in the ordinary course of business, no contract or commitment will be entered into by or on behalf of ASPAC or indebtedness otherwise incurred, except with notice in writing to and approval by USA.

                  7.1.5 No dividends shall be declared, no stock bonuses or options shall be granted and no extraordinary increases in compensation to employees, including officers, shall be declared and no new employment agreement shall be entered into with officers or directors of ASPAC except with notice in writing to and approval by USA.

                  7.1.6 Except as otherwise requested by USA, ASPAC and the ASPAC Stockholders will use their best efforts to preserve ASPAC's business organization intact; to keep available to ASPAC the services of its present officers and employees; and to preserve the goodwill of those having business relations with ASPAC.

         7.2 CONDUCT OF USA PENDING CLOSING. USA covenants that, pending the
Closing:

                  7.2.1 USA will conduct business only in the ordinary course.

                  7.2.2 No change will be made in USA's Certificate of Incorporation or bylaws or in USA's authorized shares of stock (other than to increase outstanding USA Common Stock so that immediately prior to the Closing, there will be 1,500,000 shares of USA Common Stock) except as may be first approved in writing by ASPAC.

                  7.2.3 USA will not discuss or negotiate with any other corporation, firm or other person, or entertain or consider any inquiries or proposals relating to the possible disposition of its shares of capital stock, or its assets, except to the extent that it may be legally obligated to do so.

                  7.2.4 No dividends shall be declared, no stock options granted (other than as provided herein) and no employment agreements shall be entered into with officers or directors of USA, except as may be first approved in writing by ASPAC.


                                    SECTION 8

                         CONDITIONS PRECEDENT TO CLOSING
                         -------------------------------

         8.1 CONDITIONS PRECEDENT TO USA'S OBLIGATIONS. The obligations of USA to consummate the Acquisition are subject to the fulfillment, prior to or at the Closing, of all conditions elsewhere herein set forth, including, but not limited to, its receipt of all deliveries required by Section 3 herein, and fulfillment, prior to the Closing, of each of the following conditions:

                  8.1.1 ASPAC and the ASPAC Stockholders' representations, warranties and covenants contained in this Agreement shall be true at the time of Closing as though such representations, warranties and covenants were made at such time.

                  8.1.2 ASPAC and the ASPAC Stockholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each prior to or at the Closing.

                  8.1.3 The ASPAC Stockholders acquiring Exchange Stock will be required, at Closing, to submit to USA an investment letter (the "Investment Letter") in substantially the form as Exhibit B confirming to USA (if true) the information provided therein, including that all the Exchange Stock received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof. Neither the foregoing provision nor anything in the Investment Letter shall not prohibit the registration of those shares at any time following the Closing.

                  8.1.4 The balance sheet of ASPAC, after payment of all expenses of ASPAC and the ASPAC Stockholders related to the transaction contemplated by this agreement, shows (i) net worth of at least $3,000,000; (ii) total debt and liabilities of no more than $500,000, excluding debt and payables incurred in equipment purchasing in the ordinary course of business; and (iii) cash of at least $3,000,000.

                  8.1.5 Receipt of all necessary approvals of regulatory authorities having jurisdiction over the Acquisition and the approval of a majority of the outstanding shares of USA Common Stock.

                  8.1.6 The key management staff of ASPAC shall agree to continue in their present capacities with ASPAC at their current levels of compensation (including normal and customary raises) and medical, hospitalization, life insurance and other similar benefits.

                  8.1.7 There shall be no material adverse change in the business, assets, financial condition or prospects of ASPAC through the Closing Date.

                  8.1.8 Appropriate confirmations shall be given as to compliance with representations, warranties and covenants, and counsel for ASPAC and the ASPAC Stockholders shall deliver an opinion, addressed to USA and its stockholders, in substantially the form of Exhibit C hereto.

                  8.1.9 USA shall have reasonably satisfied itself that, since the date of this Agreement, the business of ASPAC has been conducted in the ordinary course; that, no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except which have occurred in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently disclosed in writing by the parties.

                  8.1.10 ASPAC and the ASPAC Stockholders shall have granted to USA (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine ASPAC's books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with Section 6 hereof and USA shall be reasonably satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

                  8.1.11 USA's independent accountants shall have confirmed that the books, records, business and affairs of ASPAC are in a condition that will permit USA, in cooperation with Ernst & Young LLP, to prepare and file ASPAC's audited financial statements within the time limits and for the periods required by Item 7 of Form 8-K under the Exchange Act.

                  8.1.12 USA shall have satisfied itself that all transactions contemplated by this Agreement shall be legal and binding under applicable statutory and case law of the State of Delaware, including, but not limited to all applicable state securities laws.

         8.2 CONDITIONS PRECEDENT TO ASPAC'S AND THE ASPAC SHAREHOLDERS' OBLIGATIONS. The obligations of ASPAC and the ASPAC Stockholders to consummate the Acquisition are subject to the fulfillment, prior to or at the Closing, of all conditions elsewhere herein set forth, including, but not limited to, their receipt of all deliveries required by Section 3 herein, and fulfillment, prior to the Closing, of each of the following conditions: .........

                  8.2.1 USA's representations, warranties and covenants contained in this Agreement shall be true at the time of Closing as though such representations, warranties and covenants were made at such time.

                  8.2.2 USA shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each prior to or at the Closing.

                  8.2.3 There shall be no material adverse change in the business, assets, financial condition or prospects of USA through the Closing date and, upon the Closing, USA shall have no balance sheet debt in excess of $1,000.00.

                  8.2.4 Appropriate confirmations shall be given as to compliance with representations, warranties and covenants, and counsel for USA shall deliver an opinion, addressed to ASPAC and the ASPAC Stockholders in substantially the form of Exhibit D hereto.

                  8.2.5 Receipt of all necessary approvals of regulatory authorities having jurisdiction over the Acquisition and that certain private placement dated December 31, 1999.

                  8.2.6 ASPAC and the ASPAC Stockholders shall have reasonably satisfied themselves that, since the date of this Agreement, the business of USA has been conducted in the ordinary course; no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except which have occurred in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently disclosed in writing by the parties.

                  8.2.7 USA shall have granted ASPAC and the ASPAC Stockholders (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with
         Section 6 hereof, and ASPAC and the ASPAC Stockholders shall be reasonably satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

                  8.2.8 Effective as of the Closing Date,(i) all of the officers and directors of USA shall submit their resignations, (ii) Marc Mayeres and his appointees shall be elected to fill all positions of the Board of Directors of USA, and (iii) Marc Mayeres shall be elected to the position of Chairman of the Board and President, and his nominees shall be elected to the positions of secretary and treasurer/chief financial officer of USA, all effective upon the Closing.

                  8.2.9 ASPAC and the ASPAC Stockholders shall have reasonably satisfied themselves that all transactions contemplated by this Agreement shall be legal and binding under applicable statutory and case law of the State of Delaware, including, but not limited to all applicable state securities laws.


                                    SECTION 9

                       ADDITIONAL COVENANTS OF THE PARTIES
                       -----------------------------------

         9.1 COOPERATION. ASPAC, the ASPAC Stockholders and USA will cooperate with each other and their respective agents in carrying out the transactions contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party.

         9.2 EXPENSES. Each of the parties hereto shall pay all of its respective costs and expenses (including attorneys' and accountants' fees, finder's fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

         9.3 JOINT VENTURE. ASPAC will use its best efforts to assist its partners in the JV to make all necessary filings with proper Chinese government agencies to complete the formation of the JV; and ASPAC will use its best efforts to obtain the usage right of certain frequency channels in China.

         9.4 POST-CLOSING COVENANTS. The parties hereto agree to the following covenants to USA's operation after the Closing:

                  9.4.1 USA will use its best efforts to amend USA's Certificate of Incorporation to change USA's name to ASPAC Communications, Inc. or to any other name.

                  9.4.2 For a period of two years from and after the Closing, USA shall not effect a reverse split of its outstanding capital stock unless such reverse split is required by the underwriters in a registered public offering of USA or such reverse split is necessary to obtain approval for quotation of USA's common stock on NASDAQ.

                  9.4.3 USA shall maintain an independent transfer agent for a period of one year after the Closing Date;

                  9.4.4 With a view to making the benefits of certain rules and regulations of the Securities and Exchange Commission ("SEC") that permit the sale of USA Common Stock to the public without registration, USA shall and the ASPAC Stockholders shall cause USA following the Closing to continue to:

                           9.4.4.1 File with the Securities and Exchange
                  Commission in a timely manner all reports and other documents required of USA under the Securities Act and the Exchange Act as a company registered under Section 15(d) of the Exchange Act;

                           9.4.4.2 List USA with Standard and Poors and/or
                  Moody's listings and requirements for listing for a period of at least three (3) years after the Closing so as to permit USA's eligible unrestricted stock to be traded over-the-counter on the NASD's electronic bulletin board.

                  9.4.5 ASPAC will use its best efforts to cause all legends to be removed from certificates owned by stockholders of USA who have owned their stock for a period in excess of two years and who are not affiliates of USA after the 90th day following the Closing. Such efforts shall include, but are not limited to, providing an opinion letter from ASPAC's legal counsel to ASPAC's transfer agent substantially in the form attached as Exhibit E which states that the removal of such legends does not violate any federal or state securities law or any other federal or state law. If ASPAC does not cause the legends to be removed at such time, any Principal Stockholder of USA may demand in writing that the surviving company effect the registration of all shares of USA common stock outstanding as of March 10, 2000, with the Securities and exchange Commission within 15 days of such demand, and ASPAC shall cause the surviving company to use its best efforts to cause such registration and to keep such registration statement effective for 12 months from the effective date or such lesser period until all of such shares are sold. The surviving company will pay all expenses related to such registration, including reasonable expenses of counsel to such stockholders (not to exceed $50,000.00). 500,000 of the shares owned by the Principal Stockholders of USA will be included in such registration statement, although the sale of such 500,000 shares will be subject to the 180-day trading restriction.

                                   SECTION 10

                                    REMEDIES
                                    --------

         10.1 MUTUAL TERMINATION. ASPAC, the ASPAC Stockholders and USA may agree to mutually terminate this Agreement by providing notice consistent with
Section 12.6 prior to Closing without any liability to each other.

         10.2 DEFAULTS PERMITTING TERMINATION. If either ASPAC, the ASPAC Stockholders or USA materially default in the due and timely performance of any of their warranties, covenants, or agreements under this Agreement, the nondefaulting party or parties may on or prior to the Closing Date give notice of termination of this Agreement, in the manner provided in Section 12.6. The notice will specify with particularity the default or defaults on which the notice is based. The termination will be effective five business days after the notice is received by the addressee, unless the specified default or defaults have been cured on or before the effective date for termination.

         10.3 POST-CLOSING COVENANTS BENEFIT THIRD PARTIES. The post-closing covenants of Section 9.4 are expressly intended to benefit the stockholders of USA, any one or more of whom may seek to enforce the same on his own behalf or on behalf of stockholders similarly situated.

         10.4 ARBITRATION. In the event that there shall be any dispute arising out of or relating to this Agreement, the parties agree that such dispute shall be submitted to binding arbitration or such other non-judicial procedures as the parties may agree to at the time (such as use of a "Rent-a-Judge") and such dispute resolution shall occur in Los Angeles, California. Arbitration shall be under the auspices and pursuant to the rules of, the American Arbitration Association as then in effect, before a tribunal of one arbitrator, who is mutually agreeable to each of the parties to the dispute. The provisions of
Section 1283.05 of the Code of Civil Procedure of the State of California are hereby incorporated herein and made a part of this agreement to arbitrate. Any award issued as a result of such arbitration or other non-judicial procedure shall be final and binding between the parties, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.


                                   SECTION 11

                          SURVIVAL OF REPRESENTATIONS,
                          ----------------------------
                            WARRANTIES AND COVENANTS
                            ------------------------

         11.1 AS TO ASPAC AND THE ASPAC STOCKHOLDERS. The representations, warranties and covenants of ASPAC and the ASPAC Stockholders contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement for a period of one (1) year from the Closing.

         11.2 AS TO USA. The representations, warranties and covenants of USA contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement of one (1) year from the Closing; provided, however, that the covenants specified in Section 9.4 shall survive for the period specified therein and if no period is so specified, shall survive for a period of one year from the Closing.


                                   SECTION 12

                                  MISCELLANEOUS
                                  -------------

         12.1 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof, including the Letter of Intent dated March 10, 2000. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the parties to this Agreement bound thereby.

         12.2 BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors in interest; provided, that neither this Agreement nor any right hereunder shall be assignable by USA, ASPAC or the ASPAC Stockholders without the prior written consent of the other parties.

         12.3 ATTORNEY'S FEES. Except as otherwise provided herein, in the event of any controversy, claim or dispute among the parties to this Agreement arising out of or relating to this Agreement or breach thereof, each party hereto shall pay his, her or its own legal expenses, attorney's fees and costs.

         12.4 SEVERABILITY. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect on any other provisions hereof.

         12.5 GOVERNING LAW. In any action or proceeding arising out of or related to this Agreement, the law of the State of Delaware shall be followed.

         12.6 NOTICES. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after 3 days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or upon completion of transmission if sent by facsimile:

         TO ASPAC AND THE ASPAC STOCKHOLDERS:
         ------------------------------------
         Marc Mayeres, President
         ASPAC Communications, Inc.
         21221 South Western Avenue, Suite 215
         Torrance, CA 90501
         (Fax): (310) 328-7676

         WITH A COPY TO:
         --------------
         Casale Coffee Nojima, LLP
         11755 Wilshire Boulevard, Suite 1200
         Los Angeles, CA 90025
         ATTN:  Gerard N. Casale, Esq.
         Fax: (310) 445-1866


         TO USA:
         ------
         c/o Harold Fleishman. President
         15915 Ventura Blvd., Suite 301
         Encino, CA 91436
         Fax: (818) 986-1330

or if by facsimile to the facsimile number provided by the party, or by personal delivery.

         12.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


USA INTERNATIONAL CHEMICAL, INC.                 ASPAC COMMUNICATIONS, INC.



By: /s/ Harold Fleishman                         By: /s/ Marc Mayeres
    ------------------------------                   -----------------------
       Harold Fleishman, President                   Marc Mayeres, President


                                                 Stockholders:

                                                 /s/ Finhorn Enterprises, Ltd.
                                                 -----------------------------
                                                 Finhorn Enterprises, Ltd.

                                                 /s/ Serenadia Investments, Ltd.
                                                 -------------------------------
                                                 Serenadia Investments, Ltd.

                                                 /s/ Li Ping Wang
                                                 ----------------
                                                 Li Ping Wang